Exhibit 10.36

ASSET PURCHASE AGREEMENT

by and among

AHP ASSET SERVICES, LLC,

as Buyer,

and

ARMADA HOFFLER HOLDING COMPANY, INC.,

as Seller

Dated as of May 1, 2013

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (the “Agreement”), made as of May 1, 2013, by and among AHP Asset Services, LLC, a Virginia limited liability company (the “Buyer”), and Armada Hoffler Holding Company, Inc., a Virginia corporation and Armada Hoffler Holding Company, L.L.C., a Virginia limited liability company (collectively, the “Seller”), recites and provides as follows:

RECITALS

WHEREAS, Seller owns the assets set forth on Schedule 1 (the “Assets”) and is a party to the contracts set forth on Schedule 2 (the “Contracts”); and

WHEREAS, Seller desires to sell the Assets and assign the Contracts to Buyer, and Buyer desires to purchase the Assets and assume the Contracts from Seller, upon the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the recitals and of the mutual covenants, representations, warranties, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale; Assignment and Assumption. In accordance with the terms and conditions of this Agreement, Seller shall (a) sell, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, on the Closing, free and clear of all liens and encumbrances, all of Seller’s right, title and interest in and to the assets set forth on Schedule 1 (the “Assets”) pursuant to a bill of sale substantially in the form attached hereto as Exhibit A and made a part hereof (the “Bill of Sale”) and (b) assign to Buyer, and Buyer shall assume from Seller, on the Closing, all of the contracts set forth on Schedule 2 (the “Contracts”) pursuant to an assignment and assumption agreement substantially in the form attached hereto as Exhibit B and made a part hereof (the “Assignment and Assumption Agreement”).

2. Assumption of Liabilities. In accordance with the terms and conditions of this Agreement, Buyer agrees to assume, at the Closing, all liabilities and obligations arising after the Closing under the Contracts (other than any liability or obligation arising out of or relating to a breach under the Contracts which occurred prior to the Closing (the “Assumed Liabilities”).

3. Purchase Price. The purchase price to be paid by Buyer to Seller at the Closing in exchange for the Assets and Contracts shall be an amount equal to Ten Dollars ($10.00) (the “Purchase Price”). As an addition or reduction to the Purchase Price, prepaid rent, utilities and other overhead items relating to the Assets and the Contracts shall be pro rated at the Closing between Buyer and Seller as mutually agreed by the parties.

4. The Closing. Seller and Buyer currently contemplate that the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m.

Eastern time at the offices of Hunton & Williams LLP, 951 East Byrd Street, Richmond, Virginia 23219 on the second business day after the date on which each of the following have been completed: (a) the Seller shall have delivered to the Buyer an executed Bill of Sale and an Assignment and Assumption Agreement; and (b) the Buyer shall have paid the Purchase Price pursuant to Section 3.

5. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

(a) Organization and Standing. Buyer is a limited liability company duly organized and validly existing under the laws of the Commonwealth of Virginia and is in good standing under such laws.

(b) Corporate Power. Buyer has all requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement and to consummate the transactions contemplated hereby.

(c) Authorization and No Conflict. All corporate action on the part of Buyer, its officers, managers and members necessary for the authorization, execution, delivery and performance of this Agreement by Buyer has been taken. This Agreement constitutes a valid and legally binding obligation of Buyer, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(d) Further Obligation. Buyer shall execute and deliver such other documents as are reasonably necessary to complete the transfer of title to the Assets and the assignment of the Contracts from Seller to Buyer.

6. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

(a) Organization and Standing. Seller is a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia and is in good standing under such laws.

(b) Corporate Power. Seller has all requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement and to consummate the transactions contemplated hereby.

(c) Authorization and No Conflict. All corporate action on the part of Seller, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by Seller has been taken. This Agreement constitutes a valid and legally binding obligation of Seller, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(d) Further Obligations. Seller shall execute and deliver such other documents as are reasonably necessary to complete the transfer of title to the Assets and the assignment and assumption of the Contracts from Seller to Buyer.

(e) Title to Purchased Assets. Seller holds and owns valid title to, has valid leasehold interests in or has valid licenses to use all of the Assets, free and clear of all liens and encumbrances other than liens and encumbrances that will be released at Closing. Upon Buyer’s payment of the Purchase Price, good and valid title to the Assets, free and clear of any and all liens and encumbrances, will pass to Buyer, and Buyer will hold good and valid title to the Assets, free and clear of any and all liens and encumbrances.

(f) Validity of Contracts. Each Contract is in full force and effect and is a legal, valid, binding and enforceable contract or agreement of the Seller and, to the knowledge of the Seller, any other party thereto, subject to applicable bankruptcy, insolvency, reorganization or other laws or equitable principles relating to or affecting the enforcement of creditors’ rights. No Contract is subject to any material claims, charges, setoffs or defenses. There is no material default or material breach by either Seller, or, to the knowledge of Seller, any other party, in the performance of any obligation to be performed or paid under any Contract or any other provision of such Contract, nor, to the knowledge of Seller, has any event occurred that, with the giving of notice or the passage of time or both, would constitute a material default or material breach under such Contract or would give any right to accelerate, modify, cancel or terminate any Contract to Seller or, to the knowledge of Seller, any other party thereto. Each Contract was effected in arm’s length negotiations. To the knowledge of Seller, no party to any Contract intends to cancel, terminate or exercise any option under any such Contract, and there are no disputes in connection therewith. Sellers have not made any prior assignment of any material Contract or any of their rights or obligations thereunder.

7. Miscellaneous.

(a) Entire Agreement; Amendment and Waiver. This Agreement (including the schedules attached hereto) contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, whether oral or written, among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be waived, except by a written instrument executed by both parties. No waiver of any provisions hereof by a party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

(b) Assignment. Neither Seller nor Buyer may assign any of its rights or obligations under this Agreement without the prior written consent of the other party; provided, that either Seller or Buyer may assign this Agreement without consent to an Affiliate so long as the party assigning this Agreement agrees to guarantee, without restriction, the performance of all such Affiliate’s obligations hereunder.

(c) Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than Buyer, Seller and their respective successors, any rights or remedies under or by reason of this Agreement.

(d) Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute the same agreement.

(e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (i) on the first calendar day following the date of delivery in person or by telecopy (in each case with telephonic confirmation of receipt by the addressee), (ii) on the first calendar day following timely deposit with an overnight courier service, if sent by overnight courier specifying next day delivery or (iii) on the first calendar day that is at least five (5) days following deposit in the mails, if sent by registered or certified mail, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Buyer:	AHP Asset Services, LLC
222 Central Park Avenue, Suite 2100
Virginia Beach, Virginia 23462
Attention: Louis S. Haddad
Telephone: (757) 366-4000
Fax: (757) 523-0782

With a copy to:	Hunton & Williams LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219-4074
Attention: David C. Wright, Esq.
Telephone: (804) 788-8200
Fax: (804) 788-8218

If to Sellers
or Guarantor:	Armada/Hoffler Holding Company, Inc.
222 Central Park Avenue, Suite 2100
Virginia Beach, Virginia 23462
Attention: Louis S. Haddad
Telephone: (757) 366-4000
Fax: (757) 523-0782

With a copy to:	Faggert & Frieden, P.C.
222 Central Park Avenue
Virginia Beach, Virginia 23462
Attention: Alan M. Frieden, Esq.
Telephone: (757) 424-3232
Fax: (757) 424-0102

Any notice given by mail shall be effective when received.

(f) Governing Law. This Agreement and the rights and obligations of the parties shall be governed by and construed in accordance with and subject to the laws of the Commonwealth of Virginia, without giving effect to principles of conflicts of law.

(g) Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any party or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision shall not be affected by such invalidity or unenforceability.

[Signature page follows.]

IN WITNESS WHEREOF, each party hereto has caused this Asset Purchase Agreement to be executed as of the day and year first above written.

BUYER: AHP ASSET SERVICES, LLC

By:	/s/ Louis S. Haddad
Name: Louis S. Haddad
Title: President

SELLER: ARMADA/HOFFLER HOLDING COMPANY, INC.

By:	/s/ Louis S. Haddad
Name: Louis S. Haddad
Title:

ARMADA/HOFFLER HOLDING COMPANY, L.L.C.

By:	/s/ Louis S. Haddad
Name: Louis S. Haddad
Title: